UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2015 (May 19, 2015)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The 2015 annual meeting of stockholders of the Company was held on May 19, 2015.

(b) The following describes the matters that were submitted to the vote of the stockholders of the Company at the 2015 annual meeting of stockholders and the result of the votes on these matters:

(1) The stockholders approved the election of the following persons as directors of the Company for terms that expire at the 2016 annual meeting of stockholders of the Company and until their respective successors have been elected and have qualified:

Name	For	Against	Abstain	Broker Non-Votes
(a) W. Larry Cash	94,504,172	4,112,534	334,941	6,226,316
(b) John A. Clerico	91,376,702	7,240,720	334,225	6,226,316
(c) James S. Ely III	98,054,624	562,716	334,307	6,226,316
(d) John A. Fry	97,770,957	846,414	334,276	6,226,316
(e) William Norris Jennings, M.D.	97,951,787	665,657	334,203	6,226,316
(f) Julia B. North	91,087,854	7,233,144	630,649	6,226,316
(g) Wayne T. Smith	96,870,244	1,746,702	334,701	6,226,316
(h) H. Mitchell Watson, Jr.	91,362,807	7,254,845	333,995	6,226,316

(2) The stockholders approved the advisory resolution regarding the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
73,939,492	24,644,012	368,143	6,226,316

(3) The Board of Directors’ appointment of Deloitte & Touche, LLP, as the Company’s independent registered public accountants for 2015, was ratified by the affirmative votes of the stockholders:

For	Against	Abstain	Broker Non-Votes
104,399,923	437,548	340,492	n/a

(4) The stockholders did not approve a stockholder proposal regarding the amendment of the Company’s clawback policy as described in the proxy materials:

For	Against	Abstain	Broker Non-Votes
22,975,510	75,445,100	531,037	6,226,316

(5) The stockholders did not approve a stockholder proposal regarding stockholder proxy access as described in the proxy materials:

For	Against	Abstain	Broker Non-Votes
49,057,944	49,481,385	412,318	6,226,316

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2015	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer
(principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer and Director
(principal financial officer)